10.05

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                     SECURED PROMISSORY NOTE

U.S. $4,250,000                                    April 10, 1997

     FOR VALUE RECEIVED, ALTA GOLD CO., a Nevada corporation whose mailing address is 601 Whitney Ranch Drive, Suite 10, Henderson, Nevada 89014 ("Borrower"), promises to pay BHF-BANK AKTIENGESELLSCHAFT, NEW YORK BRANCH with its principal office at 590 Madison Avenue, New York, New York 10022-2540 ("Lender"), or to its order, the principal sum of Four Million Two Hundred Fifty Thousand Dollars ($4,250,0003) or the aggregate unpaid principal amount of advances made by Lender to Borrower pursuant to that certain Loan Agreement of even date herewith among Borrower, Lender and GERALD METALS, INC., a Delaware corporation with its principal office at 6 High Ridge Park, Stamford, Connecticut 06905 ("GERALD") (hereinafter, as amended or otherwise modified from time to time, the "Loan Agreement"), whichever amount is less, together with interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates per annum and payable at the times specified in this Note. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

     Unless the Default Rate shall apply, this Note shall bear interest (computed on the basis of a year of three hundred sixty
(360) days and applicable days elapsed) on the unpaid principal amount hereof at a rate per annum equal to the sum of LIBOR plus two percent (2%), payable monthly in arrears on the last Business Day of each month for the month then ending, commencing April 30, 1997, during which any principal amount under this Note remains outstanding and at maturity (whether by acceleration or otherwise). Borrower will remit to Lender all principal amounts outstanding under this Note in fifteen (15) consecutive equal monthly installments of principal each in an aggregate amount equal to one-fifteenth (1/15th) of the aggregate principal amount outstanding under the Notes on December 31, 1997, with payments commencing January 31, 1998 and continuing on the last Business Day of each month thereafter. If any payment of principal hereunder is not made when due, such amount shall bear interest from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to the Prime Rate plus three percent (3%).

     As used herein, certain defined terms shall have the following meanings:

            "Interest Period" shall mean a period quoted by Telerate or other organization and agreed upon in writing from time to time by Lender, GERALD and
     Borrower and used for the computation of interest commencing on ___________, 1997; PROVIDED, HOWEVER, that (i) no Interest Period for the loan evidenced hereby may extend beyond March 31, 1999 and (ii) if any Interest Period ends on a non-Business Day it shall extend to the next Business Day. For purposes of determining an Interest Period, a month means a period starting on one (1) day in a calendar month and ending on a numerically corresponding day in the next calendar month.

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          "LIBOR" shall mean, the one month London Interbank
     Offered Rate for Dollars quoted by Telerate, as of 11:00 a.m. London time, two (2) Business Days prior to
     the   commencement  of  each  calendar  month,  or   as
     otherwise mutually agreed.

          "Prime Rate" shall mean the rate which The Chase Manhattan Bank, N.A. announces from time to time at its principal office in New York, New York as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

     If, with respect to any Interest Period, Lender is unable to determine the LIBOR rate relating thereto, or adverse or unusual conditions in or changes in applicable law relating to the applicable London interbank market make it illegal or, in the sole judgment of Lender, impracticable, to fund or make the projected LIBOR rate unreflective of the actual costs of funds therefor to Lender, or if it shall become unlawful for Lender to charge interest on this Note on a LIBOR basis, then in any of the foregoing events Lender shall so notify Borrower and interest shall be calculated and payable in respect of such projected Interest Period (and thereafter for so long as the conditions referred to in this sentence shall continue) by reference to an agreed upon rate.

     Payments of both principal and interest as required hereunder shall be made in lawful money of the United States of America in immediately available funds to Lender or Lender's account (as Lender may specify from time to time). If any payment of principal or interest shall become due on a Saturday, Sunday, public holiday under the laws of the State of New York or on any other day on which banking institutions are authorized or obligated by law to close in New York, New York, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

     This Note is referred to in, made pursuant to the terms of, and governed by the Loan Agreement, which Loan Agreement is hereby incorporated herein as if set forth at length. This Note is entitled to all of the benefits of the Loan Agreement, including provisions governing the payment and the acceleration of maturity hereof. This Note is secured, INTER ALIA, by certain Collateral pursuant to the terms of the Loan Documents and is entitled to the benefits thereof.

     If an Event of Default has occurred and is continuing, the entire unpaid principal balance hereunder, and all other sums paid by Lender to or on behalf of Borrower pursuant to the terms of this Note, the Loan Agreement, the Security Documents or any of the other Loan Documents, together with accrued and unpaid interest thereon, shall at the option of Lender become immediately due and payable without further notice or demand and Lender may forthwith exercise the remedies available to Lender at law or in equity as well as those remedies set forth in this Note, the Loan Agreement and the other Loan Documents and one or more executions may forthwith issue on any judgment or judgments obtained by virtue thereof; and no failure on the part of Lender to exercise any of Lender's rights hereunder or under any other Loan Document shall be deemed a waiver of any such rights or of any default.

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     If  any  Event  of Default has occurred and  is  continuing,
Borrower will pay on each date that a payment on this Note is due during the continuation of any such default, interest on the principal balance of this Note then outstanding at a rate (the "Default Rate") equal to the Prime Rate plus three percent (3%) per annum, until such Event of Default is cured to the reasonable satisfaction of Lender, provided that any additional interest which has accrued pursuant to the Default Rate shall be paid at the time of and as a condition precedent to the curing of any Event of Default.

     Borrower hereby waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Note, notice of any Event of Default under any of the Loan Documents except as specifically provided therein, and all other notices or demands otherwise required by law that Borrower may lawfully waive. Borrower expressly agrees that this Note, or any payment hereunder, may be extended from time to time, without in any way affecting the liability of Borrower. No unilateral consent or waiver by Lender with respect to any action or failure to act which, without consent, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by Lender.

     The rights and obligations of Borrower and all provisions hereof shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of laws provisions) and decisions of the State of New York, except to the extent that such laws are superseded by federal enactments.

     Borrower hereby submits to the jurisdiction of the state and federal courts located in New York, New York, as well as to the jurisdiction of all courts to which an appeal may be taken or other review sought from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of Borrower's obligations under or with respect to this Note, and expressly waives any and all objections it may have as to venue in any of such courts. Borrower and Lender each hereby waives trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever (including, without limitation, any action, proceeding or counterclaim arising out of or in any way connected with this Note, the Loan Agreement, the Loan Documents or any other agreements executed in connection herewith or any of the transactions contemplated herein or therein). No party to this Note, including BUT NOT LIMITED TO any assignee of or successor to Borrower or Lender, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of, this Note, the Loan Agreement, the Loan Documents or any related instruments or the relationship between the parties. No party will seek to consolidate any such action, in which a jury trial cannot be or has not been waived. The provisions of this paragraph have been fully discussed by Borrower and Lender, and these provisions shall be subject to no exceptions. No party has in any way agreed with or represented to any other party that the provisions of this paragraph will not be fully enforced in all instances.

     All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in

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effect  as  of the date hereof, provided, however,  that  in  the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect. If, from any circumstance whatsoever, fulfillment of any provision hereof or of the Loan Agreement or the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender in connection with the transactions provided for in the Loan Agreement.

     If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, Borrower will pay a reasonable attorney's fee to the holder hereof together with reasonable costs and expenses of collection.

     Borrower shall remain primarily liable on this Note and the Loan Documents until full payment, unaffected by any agreement or transaction between Lender and any subsequent borrower as to payment of principal, interest or other monies, by any forbearance or extension of time, guaranty or assumption by others, or by any other matter, as to all of which notice is hereby waived by Borrower.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

                              ALTA GOLD CO.


                              By_________________________________
                              Title______________________________

                              By_________________________________
                              Title______________________________


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